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                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491,
33-54075, 33-54079, 33-54077, 333-47833, 333-28273, 333-38752, 333-62568,
333-62572, and Form S-3, Nos. 33-36001 and 333-60175) pertaining to various stock option, employee savings, deferred compensation and restricted stock plans and a universal shelf registration statement of Wellman, Inc. of our report dated February 20, 2004, with respect to the consolidated financial statements and financial statement schedules included in this Annual Report (Form 10-K) of Wellman, Inc. for the year ended December 31, 2003.

                                        /s/  Ernst & Young LLP
                                        Ernst & Young LLP

Charlotte, North Carolina
March 12, 2004